UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2010

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 Maroon Circle, Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 18, 2010, CSG Systems International Inc. (“CSG”) entered into a letter agreement with Quantum Partners Ltd. (“Quantum”), whereby CSG agreed to purchase and Quantum agreed to sell, assign, and transfer to CSG, all Quantum’s right, title, and interest in and to approximately $120 million aggregate principal amount of CSG’s 2.5% Senior Subordinated Convertible Contingent Debt Securities due 2024 for a total purchase price of approximately $126 million, which includes accrued, but unpaid interest of approximately $1.0 million. On March 22, 2010, the settlement of the purchase and sale, assignment, and transfer was completed.

A copy of the letter agreement between CSG and Quantum is attached as Exhibit 4.25 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 Regulation FD Disclosure. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On March 22, 2010, CSG issued a press release to announce the repurchase of approximately $120 million aggregate principal amount of its 2.5% Senior Subordinated Convertible Contingent Debt Securities due 2024. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.25	Letter agreement dated March 18, 2010, by and between CSG Systems International, Inc. and Quantum Partners Ltd. regarding $119,896,000 aggregate principal amount of CSG’s 2.5% Senior Subordinated Convertible Contingent Debt Securities due 2024

99.1	Press release of CSG Systems International, Inc. dated March 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2010

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy R. Wiese
Randy R. Wiese,
Chief Financial Officer and
Principal Accounting Officer

CSG Systems International, Inc.

Form 8-K

Exhibit Index

4.25	Letter agreement dated March 18, 2010, by and between CSG Systems International, Inc. and Quantum Partners Ltd. regarding $119,896,000 aggregate principal amount of CSG’s 2.5% Senior Subordinated Convertible Contingent Debt Securities due 2024

99.1	Press release of CSG Systems International, Inc. dated March 22, 2010

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